Exhibit (a)(1)(iii)(b)

Form of Letter of Transmittal for Clients of Merrill Financial Advisors

LETTER OF TRANSMITTAL

Regarding Class A Units and Class I Units of

CPG CARLYLE COMMITMENTS FUND, LLC

(formerly, CPG Carlyle Fund, LLC)

Tendered Pursuant to the Offer to Purchase Dated March 24, 2017

If you do not wish to sell any of your Units, please disregard this Letter of Transmittal.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON tHURSDAY, April 20, 2017, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Should you wish to tender some or all of your units of beneficial interest of CPG Carlyle Commitments Fund, LLC for repurchase by the Fund, please contact your financial advisor, who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Letter of Transmittal is a sample Tender Offer Form, which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your financial advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to CPG Carlyle Commitments Fund, LLC (formerly, CPG Carlyle Fund, LLC), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), some of all of the units of beneficial interest of the Fund ("Units") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated March 24, 2017 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Units will be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the undersigned's financial advisor, who must submit the form and simultaneously enter a trade order into the AI Platform for processing by 12:00 midnight, New York Time, on April 20, 2017.

A non-transferable, non-interest bearing promissory note for the value of the purchased Units, as described in Section 6 of the Offer to Purchase, will be held by the Fund's Administrator, UMB Fund Services, Inc., on behalf of the undersigned. Cash payments of the purchase amount for the Units tendered by the undersigned, due pursuant to the promissory note, will be made by wire transfer of the funds directly to Merrill Lynch, Pierce, Fenner & Smith, Inc., which will facilitate the distribution of proceeds into the undersigned's brokerage account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Order Form - U.S. Investors Investment Professional Signature Investment Professional Name Date Tender Offer Request Production No. / UST CAI No.: Client Account No.: Subscriber Name: Document No.: The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of Interests issued by each Fund in which the Client currently invests. Investment Professional Attestation Instructions for Placing a Request for a Tender Offer for the Funds After discussing the terms of the tender offer or redemption request with the Client, the Financial Advisor, Portfolio Manager or registered representative (each, an “Investment Professional”) must: Step 1. REVIEW Client information Review all pages of this document for accuracy and completeness prior to delivering to the Client. Step 2. DISCUSS with your Client Ensure your Client understands, verifies and completes all sections of this document before signing. Step 3. SIGN and DATE Your Client must sign and date the document. (For fiduciary accounts, instructions for signing requirements are included in the offering kits of each Fund.) Step 4. SCAN and SUBMIT Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website. These Tender Offer Request Signature Pages (or “Signature Pages”) relate to the client’s (the “Client”) redemption from one or more investment funds (each, a “Fund”). The term “Fund” or “Funds” as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term “Interest” refers to any unit of participation, share, or other form of interest issued by a Fund. TENDER_v1.1 1 of 3 Production No. / UST CAI No.: Client Account No.: Subscriber Name: Document No.:

Client Account No.: Production No. / UST CAI No.: Subscriber Name: Document No.: Fund Name: Effective Date Cut-off Date Channel Tender Type Units (If Partial) Full Partial The Fund will not accept a P.O. Box as the Primary Address. If the address above is a P.O. Box, please handwrite a physical mailing address on the additional lines provided. Attention! Client Account Details Request Tender / Redemption Details Account Classification Taxpayer Identification No. Account Number Payment – Cash Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the Client’s account Account Registration and Address TENDER_v1.1 2 of 3 Production No. / UST CAI No.: Client Account No.: Subscriber Name: Document No.:

Production No. / UST CAI No.: Client Account No.: Subscriber Name: Document No.: Internal Revenue Code Certification Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows (a) the Social Security/Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9) , (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding, (c) if an exemption from FATCA reporting was requested on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. You agree to notify your Investment Professional within 30 days of any change in the information set forth above. Certification instructions. You must cross out item (b) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. . You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor. Signature Title Date Signer’s Name (please print) Signature 2 Signature 2: Title Date Signer’s Name (please print) Signature 1 Signature 1: TENDER_v1.1 3 of 3 Production No. / UST CAI No.: Client Account No.: Subscriber Name: Document No.: